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                                                                      Exhibit 23
                                                                      ----------

                   Consent of Independent Public Accountants
                   -----------------------------------------


          As independent public accountants, we hereby consent to the inclusion of our report dated February 12, 2001 (except for the matters discussed in Note 18, as to which the date is July 12, 2001), and to all references to our Firm included in Kadant Inc.'s Current Report on Form 8-K dated August 6, 2001, and the incorporation by reference of said report into the Company's previously filed Registration Statements as follows: Registration Statement No. 333-67190 on Form S-8, Registration Statement No. 333-67192 on Form S-8, Registration Statement No. 333-67194 on Form S-8, Registration Statement No. 333-67196 on Form S-8, Registration Statement No. 333-83718 on Form S-8, Registration Statement No. 333-80751 on Form S-8, Registration Statement No. 333-80509 on Form S-8 and Registration Statement 333-48498 on Form S-8.


/s/ Arthur Andersen LLP

Boston, Massachusetts
August 3, 2001